UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2003

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-50351	20-0023783

(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

101 East State Street, Kennett Square, Pennsylvania 19348

(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

     On December 1, 2003, Genesis Health Ventures, Inc. (“GHVI”) completed the tax-free spin-off of its eldercare and rehabilitation businesses into a separate publicly traded company, Genesis HealthCare Corporation (the “Company”). On December 1, 2003, shareholders of GHVI received 0.50 shares of Company common stock for each share of GHVI common stock held on the record date, October 15, 2003, and a cash payment in lieu of fractional shares (the “Distribution”).

     As a result of the Distribution, the Company is no longer wholly owned by GHVI and is now an independent public company. Shares of common stock of the Company, which were traded on a “when-issued” basis on the NASDAQ National Market System under the symbol “GHCIV” since November 18, 2003, began regular way trading on December 2, 2003 on the NASDAQ National Market System under the symbol “GHCI.”

     The Company and GHVI have entered into certain agreements governing the relationship between the Company and GHVI after the Distribution and providing for the allocation of tax, employee benefits and certain other assets and liabilities and obligations arising from periods prior to the Distribution. These agreements are attached hereto as Exhibits 2.1 and 99.1 through 99.7 and incorporated herein by reference.

     On December 1, 2003, the Company amended and restated its Articles of Incorporation and further amended its Amended and Restated Articles of Incorporation to designate 1,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, to be issued pursuant to that certain Rights Agreement, dated as of November 18, 2003, by and between the Company and StockTrans, Inc., as rights agent. The Articles of Amendment and the Company’s Amended and Restated Articles of Incorporation are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference. The Rights Agreement is described in the Company’s Form 8-A filed with the Securities and Exchange Commission on November 18, 2003.

     On December 1, 2003, the Company entered into a Credit, Security, Guaranty and Pledge Agreement by and among the Company, the guarantors referred to therein, the lenders referred to therein, Wachovia Bank, National Association, as administrative agent, Wachovia Capital Markets LLC, as co-lead arranger and joint bookrunner, Citicorp North America, Inc., as syndication agent, Citigroup Global Markets Inc., as co-lead arranger and joint bookrunner, and General Electric Capital Corporation, as documentation agent. The Credit, Security, Guaranty and Pledge Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     The full text of the press release relating to the Distribution is attached hereto as Exhibit 99.8 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro-forma Financial Information.

None.

(c)	Exhibits.

                                   The following exhibits are filed herewith:

Exhibit Number	Description

2.1*	Separation and Distribution Agreement by and between Genesis Health Ventures, Inc. and Genesis HealthCare Corporation, dated as of October 27, 2003 (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); Genesis HealthCare Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request).

3.1	Articles of Amendment to Genesis HealthCare Corporation’s Amended and Restated Articles of Incorporation, effective as of December 1, 2003, designating the Company’s Series A Junior Participating Preferred Shares, par value $0.01 per share.

3.2	Amended and Restated Articles of Incorporation of Genesis Healthcare Corporation.

3.3	Bylaws of Genesis HealthCare Corporation.

4.1	Articles of Amendment to Genesis HealthCare Corporation’s Amended and Restated Articles of Incorporation, effective as of December 1, 2003, designating the Company’s Series A Junior Participating Preferred Shares, par value $0.01 per share (included in Exhibit 3.1).

10.1	Credit, Security, Guaranty and Pledge Agreement by and among the Company, the guarantors referred to therein, the lenders referred to therein, Wachovia Bank, National Association, as administrative agent, Wachovia Capital Markets LLC, as co-lead arranger and joint bookrunner, Citicorp North America, Inc., as syndication agent, Citigroup Global Markets Inc., as co-lead arranger and joint bookrunner, and General Electric Capital Corporation, as documentation agent (Schedules and exhibits are omitted; Genesis HealthCare Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request).

99.1	Tax Sharing Agreement, dated as of December 1, 2003, by and between Genesis Health Ventures, Inc. and Genesis HealthCare Corporation.

99.2	Transition Services Agreement, dated as of December 1, 2003, by and between Genesis Health Ventures, Inc. and Genesis HealthCare Corporation.

99.3	Tidewater Membership Agreement, dated as of December 1, 2003, by and between Tidewater Healthcare Shared Services Group, Inc. and Genesis HealthCare Corporation.

99.4	Employee Benefits Agreement, dated as of December 1, 2003, by and between Genesis Health Ventures, Inc. and Genesis HealthCare Corporation.

99.5	Master Agreement for Pharmacy, Pharmacy Consulting and Related Products and Services, dated as of December 1, 2003, by and between NeighborCare Pharmacy Services, Inc. and Genesis HealthCare Corporation.

99.6	Pharmacy Benefit Management Agreement, dated as of December 1, 2003, by and between CareCard, Inc. and Genesis HealthCare Corporation.

99.7	Master Agreement for Specialty Beds and Oxygen Concentrators, dated as of December 1, 2003, by and between NeighborCare Pharmacy Services, Inc. and Genesis HealthCare Corporation.

99.8	Press Release dated December 1, 2003.

*	Incorporated by reference to Genesis HealthCare Corporation’s Registration Statement on Form 10 dated November 14, 2003 (as amended) (File No. 000-50351).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2003		GENESIS HEALTHCARE CORPORATION

	By:	/s/ George V. Hager, Jr.

Name: George V. Hager, Jr.
Title: Chief Executive Officer